Exhibit 10.32

INCENTIVE PROGRAM RESTRICTED SHARE UNIT AWARD AGREEMENT

UNDER THE APOLLO GLOBAL MANAGEMENT, LLC

2007 OMNIBUS EQUITY INCENTIVE PLAN

This Incentive Program Award Agreement (this “RSU Award Agreement”), dated as of              (the “Date of Grant”), is made by and between Apollo Global Management, LLC, a Delaware limited liability company (the “Company”), and              (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan, as the same may be amended, modified or supplemented from time to time (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company. If this RSU Award Agreement is not executed and returned to the Company by             , this Award will be null and void ab initio and the Participant will have no rights hereunder.

1. Grant of Restricted Share Units. The Company hereby grants to the Participant              restricted share units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.

2. Form, Manner and Timing of Payment. Except as otherwise provided in the Plan, each RSU granted hereunder shall represent the right to receive one (1) Share provided that the RSU becomes vested in accordance with Section 3(b) (Shares subject to RSUs covered by this Award, “RSU Shares”). Subject to the terms of the Plan, for each RSU that does not terminate prior to the vesting date shown on Exhibit A hereto pursuant to Section 3(c), the Company, or its Subsidiaries or Affiliates, shall issue to the Participant, on the applicable issuance date set forth on Exhibit A (each, an “Issuance Date”), one (1) RSU Share (either by delivering one or more certificates for such shares or by entering such shares in book-entry form, as determined by the Company in its discretion). Such issuance shall constitute payment of the RSU. References herein to issuances to the Participant shall include issuances to any Beneficial Owner or other Person to whom (or to which) the RSU Shares are issued. The Company’s obligation to issue RSU Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Participant or other Person entitled under the Plan to receive any RSU Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Section 13 and the Company may meet any obligation to issue RSU Shares by having one or more of its Subsidiaries or Affiliates issue the RSU Shares. The Participant shall have no further rights with respect to any RSUs that are paid or that terminate pursuant to Section 3(c).

3. Restrictions.

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered. The transfer restrictions contained in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers of vested RSUs by will or the laws of descent and distribution, or (c) if approved by the Administrator in its sole discretion, transfers of RSUs in accordance with the requirements of Rule 701(c)(3) of the Securities Act or other applicable law. The RSUs shall be subject to a risk of forfeiture as described in Section 3(c) until the lapse of the Restricted Period (as defined below) and any additional requirements or restrictions contained in this RSU Award Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

(b) Subject to Section 3(c), the RSU Shares subject to the RSUs shall become vested hereunder in accordance with the vesting schedule set forth on Exhibit A hereto (the “Restricted Period”).

(c) Except as otherwise provided under the terms of the Plan, or in the vesting schedule set forth on Exhibit A hereto, if the Participant’s employment or service terminates (a “Termination”) for any reason, then all rights of the Participant with respect to RSUs that have not vested shall immediately be forfeited without payment of any consideration, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs. Employment or service for only a portion of a vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon a termination of employment or service.

4. Voting and Other Rights; Distribution Equivalents. The Participant shall have no rights of a shareholder (including voting rights and the right to distributions or dividends), and will not be treated as an owner of Shares for tax purposes, except with respect to RSU Shares that have been issued. Notwithstanding the foregoing, the Participant shall accrue rights to distribution equivalents from the Company or its Subsidiaries or Affiliates on the RSUs, whether or not vested, at the time of an ordinary cash distribution on Shares. Any distribution equivalent so accrued in respect of a RSU shall have the same value as the ordinary cash distribution on an outstanding Share that gave rise to the distribution equivalent, and shall be paid not later than 30 days after such ordinary cash distribution is paid to the holders of Shares. Rights to distribution equivalents on a RSU shall terminate upon the issuance or forfeiture of the underlying RSU Share. Under no circumstances shall the Participant be entitled to receive (a) both a distribution and a distribution equivalent with respect to a RSU (or its associated RSU Share) or (b) any distribution or distribution equivalent with respect to a forfeited or fractional RSU.

5. RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

6. No Rights to Continuation of Employment or Service. Nothing in the Plan or this RSU Award Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate the Participant’s employment or service any time for any reason whatsoever, with or without cause. The Plan and this RSU Award Agreement shall not (a) form any part of any contract of employment or contract for services between the Company or any past or present Subsidiary thereof and any directors, officers or employees of those companies, (b) confer any legal or equitable rights (other than those constituting the Awards themselves) against the Company or any past or present Subsidiary thereof, directly or indirectly, or (c) give rise to any cause of action in law or in equity against the Company or any past or present Subsidiary thereof.

7. Restrictive Covenants. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company or any of its Subsidiaries or Affiliates (for example, with respect to competition, solicitation, confidentiality, interference or disparagement) to which the Participant is otherwise subject.

8. Tax Withholding. The Participant is responsible for all taxes and any tax related penalties the Participant incurs in connection with the Award. The Company or its Subsidiaries or Affiliates shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct, from other compensation payable to the Participant, any sums required by U.S. federal, state or local law (or by any tax authority outside of the United States) to be withheld or accounted for by the Company or its Subsidiaries or Affiliates with respect to any RSU. The Company in its discretion may alternatively reduce the number of shares to be issued by the appropriate number of whole Shares, valued at their then Fair Market Value, to satisfy any withholding or tax obligations of the Company or its Subsidiaries or Affiliates with respect to the RSUs at the minimum applicable rates.

9. Section 409A Compliance. This Award is intended to comply with Section 409A and to be interpreted in a manner consistent therewith. Notwithstanding anything to the contrary contained in this RSU Award Agreement, to the extent that the Board determines that the Plan or the RSU is subject to Section 409A and fails to comply with the requirements of Section 409A, the Board reserves the right (without any obligation to do so or to indemnify the Participant for failure to do so), without the consent of the Participant, to amend or terminate the Plan and RSU Award Agreement and/or to amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A or to comply with the applicable provisions of such section. To the extent necessary to avoid the imposition of tax or penalty under Section 409A, any payment by the Company or any Subsidiary or Affiliate to the Participant (if the Participant is then a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and Treasury Regulation §1.409A-1(i)(1)) of “deferred compensation,” whether pursuant to the Plan or otherwise, arising solely due to a “separation from service” (and not by reason of the lapse of a “substantial risk of forfeiture”), as such terms are used in Section 409A, shall be delayed (to the extent otherwise payable prior to such date) and paid on the first day following the six-month period beginning on the date of the Participant’s separation from service under Section 409A (or, if earlier, upon the Participant’s death). In no event shall the Company or any Subsidiary or Affiliate (or any employee or director thereof) have any liability to the Participant or any other Person due to the failure of the Award to satisfy the requirements of Section 409A.

10. Governing Law; Choice of Venue. This RSU Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this RSU Award Agreement or any transaction contemplated hereby, each of the parties hereto hereby irrevocably (a) submits to the exclusive personal and legal jurisdiction of (i) the United States District Court for the Southern District of New York or (ii) in the event that such court lacks jurisdiction to hear the claim, the state courts of New York located in the borough of Manhattan, New York City (the “Selected Courts”), and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; and (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company and the Participant at their respective addresses consistent with Section 14(g) of the Plan; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

11. RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees, subject to the terms of the Plan.

12. No Assignment. Neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant other than (with respect to any rights that survive the Participant’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or RSU Shares by any holder thereof in violation of the provisions of this RSU Award Agreement or the Plan will be valid, and the Company will not transfer any of said RSUs or RSU Shares on its books nor will any RSU Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

13. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.

14. Limitation on the Participant’s Rights; Not a Trust. Participation in the Plan confers no rights or interests other than as herein provided. This RSU Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets, and the RSUs shall not be treated as property or as a trust fund of any kind. The RSUs shall be used solely as a device for the determination of the payment to eventually be made to the Participant if the RSUs vest pursuant to Section 3. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the RSU Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

15. Severability. Should any provision of this RSU Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

16. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this RSU Award Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.

17. Entire Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings or understandings with respect to the grant of RSUs covered by this Award. The Participant acknowledges that any summary of the Plan or this RSU Award Agreement provided by the Company is subject in its entirety to the terms of the Plan and this RSU Award Agreement. References herein or in the Plan to this RSU Award Agreement include references to its Exhibits.

18. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such Section.

19. Counterparts. This RSU Award Agreement may be executed in any number of counterparts, including via facsimile or PDF, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

20. Amendment. Except as otherwise provided in the Plan or Section 9, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

21. Disposition of Shares Issued. RSU Shares received following the vesting of RSUs may be sold by the Participant only on a date or dates, and in such amounts and manner, specified by the Administrator. Each calendar quarter that the Participant is issued RSU Shares, the Participant shall have the ability, subject to Section 8 and the Plan, to sell that number of RSU Shares sufficient to cover taxes thereon at the applicable tax rate (or a rate provided by the Administrator). The Administrator will monitor demand, market conditions and other factors in determining whether the Participant may dispose of an additional number of RSU Shares in a given quarter.

22. Acknowledgements and Representations. The Participant is acquiring the RSUs and, if and when the RSUs vest, will acquire the RSU Shares covered thereby solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell or distribute, or to offer for resale in connection with any unregistered distribution, all or any portion of the RSUs or RSU Shares within the meaning of the Securities Act and/or any applicable state securities laws. The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Award and the restrictions imposed on the RSUs and the RSU Shares. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to accept the Award. However, in evaluating the merits and risks of an investment in the Company, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors. The Participant is aware that RSU Shares may be of no practical value and that any investment in a closely held company such as the Company could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss. The Participant understands that the RSU Shares delivered upon vesting of the RSUs will be characterized, absent their registration, as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act. The Participant has read and understands the restrictions and limitations set forth in the Plan and this RSU Award Agreement, which are imposed on the RSUs and the RSU Shares. The Participant confirms that the Participant has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this RSU Award Agreement other than as expressly set out in this RSU Award Agreement or in the Plan.

23. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Award (or future Awards that may be granted under the Plan) and participation in the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

24. Recoupment. If the Participant is or becomes an executive officer of the Company, the Participant, by accepting the Award, hereby acknowledges and agrees that the Participant will be subject to any policy adopted by the Company pursuant to Section 10D of the Exchange Act or similar law or rule that provides for the repayment or forfeiture of incentive compensation as a result of a required accounting restatement due to material noncompliance with a financial reporting requirement under the securities laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

APOLLO GLOBAL MANAGEMENT, LLC

By

Name:
Title:

The undersigned hereby accepts and agrees to all of the terms and provisions of this RSU Award Agreement, including its Exhibits.

PARTICIPANT

By

Print Name:

EXHIBIT A

Vesting Schedule

Subject to the terms of the Plan and this RSU Award Agreement, the Restricted Period will lapse as follows: the RSUs shall vest (and the Restricted Period will lapse) with respect to one third (1/3) of the Award on [December 31] of each of             ,              and             , provided the Participant remains in continuous employment or service with the Company and its Affiliates through each such vesting date. For purposes of the Award, the Participant shall be deemed to be in continuous employment or service until such time as the Participant dies or otherwise experiences a “separation from service” as such term is defined in Treasury Regulation §1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder. Notwithstanding the foregoing, fractional RSUs shall not be deemed vested until they accumulate to equal one whole Share.

Issuance Dates

One (1) RSU Share shall be issued in payment of each vested RSU not later than the 15th day of the third month after the later of the last day of the Participant’s or the Company’s fiscal year in which the RSU vests, consistent with Treasury Regulation §1.409A-1(b)(4). Fractional RSU Shares shall not be issued (or any consideration provided therefor) but shall accumulate.